UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 31, 2010

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreements

On January 5, 2011, Kodiak Oil & Gas Corp. (the “Company”) and Kodiak Oil & Gas (USA) Inc., the Company’s wholly-owned subsidiary (the “Employer”) entered into an employment agreement with each of Lynn Peterson, the Company’s President and Chief Executive Officer, effective January 1, 2011 (the “Peterson Agreement”), James Catlin, the Company’s Chief Operating Officer and Executive Vice President, effective January 1, 2011 (the “Catlin Agreement”), and James Henderson, the Company’s Chief Financial Officer, Secretary and Treasurer, effective January 1, 2011 (the “Henderson Agreement,” and together with the Peterson Agreement and the Catlin Agreement, the “Employment Agreements”). Each Employment Agreement contains an employment term of seventeen months, which will automatically renew for successive one-year terms on each June 1 thereafter unless Employer or Officer provides notice not less than 45 days in advance of the expiration of the then-current term.  Mr. Peterson, Mr. Catlin and Mr. Henderson are herein referred to as the “Officers.”

Certain key terms of the Employment Agreements are described below.  Each description is qualified in its entirety by reference to the full text of the applicable Employment Agreement. Copies of the Peterson Agreement, the Catlin Agreement and the Henderson Agreement, each of which supersedes the prior employment agreements with the respective Officer, are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Base Salary, Discretionary Bonus and Equity Awards

Under their respective Employment Agreements, the Officers shall receive the following base salaries: Mr. Peterson will receive an annual base salary of $350,000; Mr. Catlin will receive an annual base salary of $250,000 and Mr. Henderson will receive an annual base salary of $250,000.  In each case, such base salary will be subject to adjustment in the sole discretion of Employer and Company, except that such salary may not be reduced below the then-current salary without the Officer’s consent unless all other senior executive officers receive a corresponding reduction due to the financial or operational needs of Employer or the Company.

Each of Mr. Peterson, Mr. Catlin and Mr. Henderson is eligible to receive a discretionary annual incentive bonus under his respective Employment Agreement and is entitled to participate in the equity-based compensation programs offered by the Company.

Termination and Change of Control Benefits

As described below, each Employment Agreement provides the respective Officer with benefits in the event the Officer is terminated without “cause” or on account of death or “disability” (each as defined in the Employment Agreements).  Each Officer is also entitled to benefits in connection with a “change of control” (as defined in the Employment Agreements).  All such termination benefits (except in the case of death of the Officer) are subject to the timely execution and delivery of a release agreement in favor of Employer, the Company and their respective affiliates.

Termination without Cause or for Good Reason

In the event of a termination without “cause”, or in the event an Officer resigns for “good reason”, Employer must pay severance compensation to the Officer in an amount equal to the Officer’s base salary at the rate in effect on the termination date for a period of 18 months. In such event, except as stated below, all unvested incentive compensation previously granted to the Officer will immediately terminate, subject only to the provisions of any applicable award agreement relating to post-termination exercise of stock options. Notwithstanding the foregoing, any such compensation that constitutes an incentive stock option intended to be qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), will be treated exclusively in accordance with the provisions of the applicable award agreement.

Termination on Account of Death or Disability

Upon any termination of the Officer’s employment on account of death or “disability,” the Employer will pay compensation to the Officer in an amount equal to the Officer’s base salary at the rate in effect on the termination date for a period of 18 months.  Further, the Officer’s unvested stock options and restricted stock previously awarded under equity-based plans will immediately become fully vested and no longer subject to any restrictions on ownership or exercise. With respect to other forms of incentive compensation awarded under equity-based plans, including, but not limited to, restricted stock units and performance awards, the terms of the applicable award agreement will govern vesting and payment dates.  With respect to unvested incentive compensation not granted under an equity-based plan, the Compensation and Nominating Committee (the “Committee”) shall, subject to certain limitations, determine whether to vest or provide any payment or compensation on account thereof.

Change of Control Benefits

If, within 12 months following a “change of control”, the Officer is terminated or if he resigns for “good reason”, Employer will be obligated to pay the respective Officer a lump sum payment equal to his then-current base salary for a period of 24 months plus an amount equal to the greater of his most recent annual cash bonus or the average cash bonus paid to him under his Employment Agreement and prior employment agreements.

Immediately upon the occurrence of a “change of control,” all of the Officer’s equity-based incentive compensation will immediately vest irrespective of whether his employment continues or is terminated, subject to limitations, if any, arising from  Section 409A of the Code.

Other Provisions

Each Employment Agreement also includes certain non-solicitation, non-compete and confidentiality provisions.

Grants of Restricted Stock Units and Performance Awards

On December 31, 2010, the Committee awarded tandem grants of restricted stock units (“RSUs”) and performance awards (“PAs”) to the Officers pursuant to the Company’s 2007 Stock Incentive Plan (the “Plan”).  The PAs are payable in cash, except that the Committee may, in its sole discretion, determine to pay out the PAs on the vesting date(s) through the issuance of shares of common stock of the Company.  The Committee awarded RSUs and PAs in the following amounts:

	RSUs	Performance Awards
Lynn A. Peterson	75,000 shares	Cash value of 37,500 shares at vesting dates
James E. Catlin	50,000 shares	Cash value of 25,000 shares at vesting dates
James Henderson	50,000 shares	Cash value of 25,000 shares at vesting dates

The vesting of the RSUs and the PAs shall, in part, be subject to the attainment of certain corporate objectives, as set forth and described in the following table and footnotes thereto (the “Corporate Objectives”):

			Column C
	Column A Goal(1)(2)	Column B Minimum(2)	Percentage of RSUs and PAs to be earned if goal is achieved(3)

Net Worth as of 09/30/2011	$179,805,548	$149,837,957	7.00%

Income for the 12 months ended 09/30/2011	$1,888,865	$1,574,054	10.50%

Adjusted EBITDA for the 12 months ended 09/30/2011	$15,557,668	$12,964,723	10.50%
Production—BOE (Bbl) for the 12 months ended 09/30/2011	454,531	378,776	21.00%
Reserves—BOE proved developed and undeveloped (MBbl) as of 09/30/2011	7,353.6	6,128.0	21.00%
Retained Committee Discretion	—	—	30.00%

(1)  If the Committee determines that the performance goal for the respective performance category is achieved, the percentage of RSUs and PAs set forth in column C shall thereupon become subject to the Time-Based Vesting Feature (defined below).

(2)  If the Committee determines that an amount between the goal in column A and the minimum in column B for the respective performance category is achieved, a pro-rata amount of the percentage of RSUs and PAs set forth in column C shall thereupon become subject to the Time-Based Vesting Feature.  If at least the minimum value for each respective category is not achieved, nothing shall vest for the respective performance category.

(3)  Amount reflects the maximum percentage of RSUs and PAs that may vest for the respective performance category.

The Committee shall determine, in its sole discretion, whether and to what extent the Corporate Objectives are satisfied, and to the extent satisfied, the resulting RSUs and PAs (the “Earned RSUs and PAs”) shall vest in accordance with the following time-based vesting schedule (the “Time-Based Vesting Feature”):

25% of the Earned RSUs and PAs will vest on the date that the Committee determines the amount of Earned RSUs and PAs, which shall in no event be later than December 31, 2011; and an additional 25% of the Earned RSUs and PAs shall vest thereafter on each of November 15, 2012, November 15, 2013 and November 15, 2014.

Cash Bonuses

On December 31, 2010, the Committee further determined that the cash bonuses for the Officers relating to performance in 2011 will be based on the satisfaction of the Corporate Objectives, with the maximum amount of such cash bonus to be 100% of the annual base salary of the respective Officer.

Item 7.01  Regulation FD Disclosure.

On January 5, 2011, Kodiak Oil & Gas Corp. issued a press release entitled “Kodiak Oil & Gas Corp. Provides Williston Basin Operations Update.” A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement effective January 1, 2011 between Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc. and Lynn A. Peterson
10.2	Executive Employment Agreement effective January 1, 2011 between Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc. and James E. Catlin
10.3	Executive Employment Agreement effective January 1, 2011 between Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc. and James P. Henderson
99.1	Press release of Kodiak Oil & Gas Corp. dated January 5, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James P. Henderson
James P. Henderson Secretary, Treasurer and Chief Financial Officer

Date: January 6, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement effective January 1, 2011 between Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc. and Lynn A. Peterson
10.2	Executive Employment Agreement effective January 1, 2011 between Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc. and James E. Catlin
10.3	Executive Employment Agreement effective January 1, 2011 between Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc. and James P. Henderson
99.1	Press release of Kodiak Oil & Gas Corp. dated January 5, 2011